UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 17, 2013
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(c) On January 17, 2013, Rosetta Resources Inc. (the “Company”) announced the appointment of Don O. McCormack as Vice President, Treasurer and Chief Accounting Officer for the Company effective January 17, 2013. Mr. McCormack will serve in this office until his successor is duly elected and qualified or until his earlier death, resignation, or removal from office. Mr. McCormack has served as Vice President and Treasurer of the Company since August 2012.

Prior to joining the Company, Mr. McCormack, age 51, served as Vice President and Chief Accounting Officer from 2010 until 2012 for Concho Resources Inc., an independent oil and gas company, in Midland, Texas. From 2007 to 2010, he was the Controller and Chief Accounting Officer for Red Oak Capital Management LLC, an oil and gas investment company based in Houston, Texas. There is no arrangement or understanding between Mr. McCormack and any other persons pursuant to which Mr. McCormack was selected to serve as an officer of the Company. There are no family relationships between Mr. McCormack and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer